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                                BCB Bancorp, Inc.
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FOR IMMEDIATE RELEASE                       Contact:          Donald Mindiak
                                                                201.823.0700


                Bayonne Community Bank Continues Steady Expansion

                   o $300 million in assets as of 12/31/2003
                      o Two Branches Added in Three Years
                    o Eight Consecutive Profitable Quarters
                     o Five-Star Rating by Bauer Financial


Bayonne, NJ (March 15, 2004) - Since opening its doors in November 2000, Bayonne Community Bank (BCB) has maintained a steady pattern of growth, due in large part to the response from residents and businesses of the City of Bayonne. Milestones include reaching profitability in just ten months of business followed by eight consecutive profitable quarters, the addition of two branch offices over the past two years, reaching $300 million in assets as of December 31, 2003, and a "superior" rating by Bauer Financial, the highest possible rating for a bank. Bayonne Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc., (OTCBB: BCBP).

"The residents and businesses of Bayonne have responded overwhelmingly to the service and competitive interest rates that Bayonne Community Bank has offered over the past three years," said Donald Mindiak, President and CEO. "Deposits grew 200% during the first two years of business, and we have seen continued growth over the past year. The Company and Bank paid three 10% stock dividends since its inception, two of which occurred in 2003. Management believes that its actions has enhanced, and will continue to enhance shareholder value through prudent financial management."

Bauer Financial, Inc., a nationally recognized rating agency of financial institutions, gave BCB a superior rating, which is five stars, the highest possible for a bank. The five-star rating system, which Bauer introduced in 1988, is nationally recognized as "the bank rating system" and is available without charge to the public as a consumer service. The ratings are important because government regulators require each federally insured financial institution to file a report in order to meet federal compliance requirements.

"Bayonne is a unique city. People here are dedicated, work hard and appreciate the attention a community bank provides," said Mindiak. "We look forward to growing in partnership with them while we provide the value to our shareholders and service to our customers that distinguishes us from our peers."

This press release has been distributed by directors Mark Hogan, Robert Ballance, Judith Q. Bielan, Joseph Brogan, James E. Collins, Thomas M. Coughlin, Joseph Lyga, Donald Mindiak, Alexander Pasiechnik and Dr. August Pellegrini, Jr. Information regarding the direct or indirect interests of such directors by security holdings, or otherwise, may be obtained by reviewing the Company's preliminary proxy materials on Schedule 14A, which may be accessed on the Securities and Exchange Commission's ("SEC") website at http://www.sec.gov.

SECURITYHOLDERS ARE ENCOURAGED TO READ THE COMPANY'S PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. PROXY SOLICITATION MATERIALS, AS WELL AS THE COMPANY'S, ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 WILL UPON FILING, BE AVAILABLE FOR FREE FROM THE SEC WEBSITE.

A definitive proxy statement meeting the requirements of the Securities Exchange Act Rule 14a-3(a) will be provided to securityholders before or at the same time as the proxy cards are forwarded or requested from securityholders.



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